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                                                                    EXHIBIT (10)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (Registration Nos. 333-36260 and 811-05301) of our report dated February 13, 2003 relating to the financial statements of AIG Life Insurance Company and our report dated April 8, 2003 relating to the financial statements of AIG Life Insurance Company Variable Account I, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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Houston, Texas
October 16, 2003